Exhibit 5.1
[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.]

June 9, 2011
CenturyLink, Inc.
100 CenturyLink Drive
Monroe, Louisiana 71203
Dear Ladies and Gentlemen:
     We have acted as special counsel to CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), in connection with (i) the proposed merger contemplated by the Agreement and Plan of Merger dated as of April 26, 2011 (the “Merger Agreement”), among SAVVIS, Inc., a Delaware corporation, CenturyLink and Mimi Acquisition Company, a Delaware corporation and wholly-owned subsidiary of CenturyLink (“Merger Sub”), and (ii) the preparation of the Registration Statement on Form S-4 (Registration No. 333-174291) (the “Registration Statement”, which term includes amendments thereto through the date hereof but does not include any other document or agreement whether or not specifically referred to or incorporated therein or attached as an exhibit, annex or schedule thereto) initially filed by CenturyLink with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2011 relating to shares of CenturyLink common stock, $1.00 par value per share (the “Shares”), issuable in accordance with the terms and subject to the conditions set forth in the Merger Agreement.
     In connection with rendering this opinion, we have examined copies of the Registration Statement, the Merger Agreement, the organizational documents of CenturyLink, the corporate records of CenturyLink pertaining to the authorization of the Merger Agreement and Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for our opinion. In conducting our examination, we have assumed without verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, the due authorization, execution and delivery of all documents by all parties other than CenturyLink and Merger Sub, and the validity, binding effect and enforceability thereof on all such parties. As to questions of fact material to this opinion, we have relied upon (i) the accuracy of certificates and other comparable documents of officers and representatives of CenturyLink, (ii) representations and warranties made by CenturyLink in the Merger Agreement (other than representations and warranties as to legal matters that are the subject of this opinion), (iii) statements made to us in discussions with CenturyLink’s management and (iv) certificates of public officials.

CenturyLink, Inc.
June 9, 2011

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued following the effectiveness of the Registration Statement in accordance with the terms and conditions of the Merger Agreement, will be legally issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Louisiana Business Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the heading titled “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.
     Our opinion has been furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated by the SEC, and is expressly limited to the matters set forth above. We render no opinion, whether by implication or otherwise, as to any other matters relating to CenturyLink, the Merger Agreement, the Registration Statement or any of the transactions contemplated or discussed thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.